UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

ATS Medical, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 763-553-7736

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 30, 2009, Jeremy Curtis, Vice President, Worldwide Marketing of ATS Medical, Inc. (“the Company”), was appointed to the non-executive role of Vice President of Corporate Development. As a result, Mr. Curtis is no longer an executive officer of the Company.

Item 8.01 Other Events.

 On February 4, 2009 the Company issued a press release announcing that the Australian Therapeutic Goods Adminstration has granted approval for commercialization of the ATS 3f® Aortic Bioprosthesis. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this report:

99.1 Press Release of ATS Medical, Inc. date February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

February 4, 2009	By:	Michael R. Kramer
Name: Michael R. Kramer
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1                Press Release of ATS Medical, Inc. date February 4, 2009.